Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints each of Scott Faber and Erika Bertrand, or either of them acting singly, and with full power of substitution or revocation, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

1. prepare, execute in the name of Darren M. Rebelez, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and access to the SEC's Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") enabling the undersigned to submit reports required by rules and regulations of the SEC;

2. prepare, execute and submit to the SEC, and/or any national securities exchange on which Casey's General Stores, Inc., (the "Company") securities are listed, any and all reports (including any amendments thereto) the undersigned is required to file with the SEC under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144; and

3. obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

1. This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

2. Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

3. Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144 of the Securities Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

4. This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

5. The Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with federal and state securities laws, including without limitation to the Securities Act and the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,

with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

In addition, the undersigned hereby constitutes, appoints and authorizes the individual(s) listed in Annex A, singly and with full power of substitution or revocation to act as the undersigned's EDGAR account administrator(s) and manage the undersigned's EDGAR account.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of 12/11, 2025

[signature]

Signature

Chairman, President and CEO

Title

Annex A

Individual(s) authorized to act as EDGAR account administrator(s):

1. Scott Faber
2. Erika Bertrand

Acknowledgment

State of Iowa

County of Polk

This instrument was acknowledged before me

on December 11, 2025
(date)

by Dawen Rebelez
Name (s) of Person(s)

Beth A. Agan
Signature of Notary Public

Notary Public
Title (or Rank of Military Personnel)

My commission expires 07/08/2026

NOTARIAL SEAL • IOWA
BETH A. AGAN
Commission Number 170166
My Commission Expires
July 8, 2026

(name)

Iowa Notarial Seal

Commission Number: 170166

My Commission Expires: 07/08/2026